Exhibit 99.1

Menlo Therapeutics Reports Third Quarter 2019 Financial Results

and Provides Program Updates

- Pivotal Data from two Phase 3 Trials in Prurigo Nodularis Expected March/April 2020 and Phase 2 Trial Results in Chronic Pruritus of Unknown Origin Expected January/February 2020 -

REDWOOD CITY, Calif., October 31, 2019 -- Menlo Therapeutics Inc. (Nasdaq: MNLO), a late-stage biopharmaceutical company focused on the development of serlopitant for the treatment of pruritus (itch), today announced financial results for the third quarter ended September 30, 2019 and provided an update on its clinical development programs.

“We are in a period of tremendous momentum in the development of serlopitant with the rapid completion of enrollment in our two Phase 3 trials in prurigo nodularis and our Phase 2 trial in chronic pruritus of unknown origin, which reflects our team’s strong execution as well as an abundance of patients and physicians motivated to participate in our trials,” said Steve Basta, chief executive officer of Menlo Therapeutics. “We are now well positioned for key data readouts early next year, which if successful, could lead to the submission of a New Drug Application for serlopitant for pruritus associated with prurigo nodularis in the second half of 2020.”

Clinical Program Updates

Prurigo Nodularis (PN)

•

In October, Menlo completed enrollment ahead of expectations in two Phase 3 clinical trials (one in the U.S. and one in Europe) to evaluate serlopitant as a treatment for pruritus associated with PN. Across both trials, a total of 580 patients have been enrolled, 285 in the U.S. and 295 in Europe. Menlo expects to report top-line data from these PN Phase 3 trials in March or April of 2020.

•	Menlo is currently enrolling patients in a 52-week, multicenter, open-label safety study of serlopitant for the treatment of pruritus. The objective of this study is to provide long-term safety data for serlopitant in adults with pruritus, consistent with ICH and FDA guidelines, which recommend that drugs being developed for long-term treatment be evaluated for safety in at least 100 patients treated for 12 months and 300 patients treated for 6 months. Over 450 patients have been enrolled in this open-label study to date.

Chronic Pruritus of Unknown Origin

•

In September, Menlo completed enrollment ahead of expectations in a Phase 2 clinical trial of 233 patients with chronic pruritus of unknown origin. Menlo expects to report top-line data from this trial in January or February of 2020.

Psoriasis

•

Menlo has successfully completed a Phase 2 clinical trial in patients with pruritus associated with psoriasis which met the primary endpoint, demonstrating a statistically significant improvement in pruritus in serlopitant-treated patients versus placebo. Menlo has chosen to defer the decision to start a Phase 3 clinical program in pruritus associated with psoriasis until 2020 in consideration of prudent resource prioritization and allocation management.

Financial Results

Third Quarter 2019 Financial Results

Menlo reported a net loss of $16.9 million for the third quarter of 2019, compared to a net loss of $12.8 million for the same period in 2018.

Research and development expenses were $12.6 million in the third quarter of 2019, compared to $10.7 million for the same period in 2018. The increase was primarily due to an increase in manufacturing and clinical trial expenses.

General and administrative expenses were $4.8 million in the third quarter of 2019, compared to $3.0 million for the same period in 2018. The increase was primarily due to an increase in

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commercial launch planning related costs and personnel expenses as a result of an increase in Menlo’s employee headcount and stock-based compensation.

As of September 30, 2019, Menlo had $93.4 million in cash, cash equivalents and investments, compared to $136.3 million as of December 31, 2018.

About Menlo Therapeutics

Menlo Therapeutics Inc. is a late-stage biopharmaceutical company focused on the development of serlopitant, a once-daily oral NK1 receptor antagonist, for the treatment of pruritus. The company’s clinical development program for serlopitant covers three indications and includes two ongoing Phase 3 clinical trials for the treatment of pruritus associated with prurigo nodularis, a Phase 2 clinical trial for the treatment of chronic pruritus of unknown origin, and a Phase 3-ready clinical program for the treatment of pruritus associated with psoriasis. For more information about Menlo Therapeutics, please visit our website at www.menlotherapeutics.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Menlo Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including, but not limited to, statements regarding the potential safety and efficacy of serlopitant for the treatment of various conditions, expectations with respect to the anticipated announcement of results of its clinical trials for pruritus associated with prurigo nodularis and chronic pruritus of unknown origin, the timing of potential regulatory filings, the regulatory process and regulatory approvals, the possible timing and possibility of launch, the possible size of patient populations for various conditions and potential indications, and expected cash needs and operating expenses. Such forward-looking statements involve substantial risk and uncertainties that could cause Menlo Therapeutics’ development program for serlopitant, future financial results, achievements or performance to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks that the timing of results, enrollment or commencement of clinical trials may be delayed, the risk that subsequent trials are unsuccessful (despite prior successfully-completed clinical trials) or do not demonstrate efficacy of serlopitant in the studied indications, the risk of adverse safety events, risks that the costs of clinical trials will exceed expectations, risks resulting from the unpredictability of the regulatory process and regulatory developments in the United States and foreign countries, risks relating to ongoing securities class action litigation, the risk that the cost of commercialization of serlopitant, if approved, will exceed expectations and risks that Menlo Therapeutics will need to raise additional capital and will be unable to do so on favorable terms or at all. These factors, together with those that are described in greater detail in Menlo

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Therapeutics’ Quarterly Report on Form 10-Q to be filed on October 31, 2019, as well as any reports that it may file with the SEC in the future, may cause Menlo Therapeutics’ actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Menlo Therapeutics undertakes no obligation to update or revise any forward-looking statements.

Menlo Therapeutics Inc.

Condensed Statements of Operations

(In thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Collaboration and license revenue	$-	$-	$-	$10,640
Operating expenses:
Research and development	12,622	10,667	42,003	37,913
General and administrative	4,804	3,035	12,309	8,822
Loss from operations	(17,426)	(13,702)	(54,312)	(36,095)
Interest income and other expense, net	571	855	2,107	2,243
Net loss	$(16,855)	$(12,847)	$(52,205)	$(33,902)
Net loss per share attributable to common stockholders, basic and diluted	$(0.70)	$(0.56)	$(2.20)	$(1.60)
Weighted average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	23,955,210	22,977,793	23,708,123	21,164,069

Menlo Therapeutics Inc.

Condensed Balance Sheet Data

(In thousands)

	September 30, 2019	December 31, 2018 (1)
	(unaudited)
Cash, cash equivalents and investments	$93,360	$136,250
Working capital	83,977	129,956
Total assets	96,576	139,928
Stockholders' equity	87,002	130,377

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Investor Contact: ir@menlotx.com